UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

BUILDERS FIRSTSOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive Suite 400
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 880-3500

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, Builders FirstSource, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the planned succession of Peter Jackson, Executive Vice President and Chief Financial Officer, as the Company’s next President & Chief Executive Officer and Pete Beckmann, Senior Vice President, FP&A of the Company, as the Company’s next Executive Vice President and Chief Financial Officer. This Current Report on Form 8-K/A amends the Original 8-K to provide certain compensatory information in connection with such promotions that was not determined at the time of the Original 8-K.

As previously announced, Mr. Jackson will succeed Dave Rush as President & Chief Executive Officer. Mr. Rush served as President & Chief Executive Officer since November 2022 and is retiring after 25 years of dedicated service to the Company, effective November 6, 2024. Mr. Rush will remain on the Builders FirstSource Board of Directors and continue as a special advisor to the Company through March 2025 to ensure a smooth transition. Mr. Rush will receive $50,000 per month for serving as special advisor. When Mr. Rush concludes his term as a special advisor, he will receive compensation as a non-employee member of the Board of Directors pursuant to the Company’s Director Compensation Program.

For serving as the Company’s President & Chief Executive Officer, Mr. Jackson will receive an annual salary of $1,000,000, subject to annual review by the Compensation Committee of the Board. Mr. Jackson will be eligible to earn an annual bonus with a target award equal to 135% of his annual salary, based on achievement of performance goals established from year to year by the Compensation Committee. Mr. Jackson will receive a grant of restricted stock units having a value equal to $5,000,000 in the first quarter of 2025 (as part of the Company’s regular equity award grant cycle). One-half of these restricted stock units will be time-based (vesting in equal annual installments on the first three anniversaries of the grant date) and the other half will be performance-based (vesting on the third anniversary of the grant date, subject to achievement of performance goals). Mr. Jackson will be a Tier I Participant in the Company’s Executive and Key Employee Severance Plan.

For serving as the Company’s Executive Vice President & Chief Financial Officer, Mr. Beckmann will receive an annual salary of $600,000, subject to annual review by the Compensation Committee of the Board. Mr. Beckmann will be eligible to earn an annual bonus with a target award equal to 100% of his annual salary, based on achievement of performance goals established from year to year by the Compensation Committee. Mr. Beckmann will receive a grant of restricted stock units having a value equal to $1,500,000 in the first quarter of 2025 (as part of the Company’s regular equity award grant cycle). One-half of these restricted stock units will be time-based (vesting in equal annual installments on the first three anniversaries of the grant date) and the other half will be performance-based (vesting on the third anniversary of the grant date, subject to achievement of performance goals). Mr. Beckmann will be a Tier II Participant in the Company’s Executive and Key Employee Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date:	November 8, 2024	By:	/s/ Timothy D. Johnson
Timothy D. Johnson, Executive Vice President, General Counsel and Corporate Secretary